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                                                                   EXHIBIT 10.8

TRANSLATION


                             COOPERATION AGREEMENT
                                    between
                          Deutsche Bundespost Telekom

                     represented by the board of management,
             represented in turn by division operations manager 31,
          represented in turn by specialist field division manager 312,
                      Godesberger Allee 87-93, 5300 Bonn 2

                         - hereinafter "DBP Telekom" -

                                      and

                               KABELCOM Osnabruck
                 Gesellschaft fur Breitbandkabel-Kommunikation
                                 mbH & CO. KG,
                  represented by the managing director of the
                  personally liable partner KABELCOM Osnabruck
                          Beteiligungsgesellschaft fur
                       Breitbandkabel-Kommunikation mbH,
                       Krahnstrabe 52/53, 4500 Osnabruck

                         - hereinafter "Company" (Co) -

                           Subject Matter of Contract

(1) DBP Telekom's legal duty is to provide telecommunication networks and telecommunication services to the general public. In compliance with this mandate DBP Telekom also constructs and provides broad band distribution networks as public networks. Their extension depends on DBP Telekom's technical and economic possibilities and terminates on a specific connection point ("UP").

(2) In order to also be able to utilise private resources for a quicker improvement in the sound- and television- radio supply and in order to adequately spread the financial risk among the partners, DBP Telekom involves private companies in specific cases in the marketing of broad band distribution networks ("...") for this radio supply.

(3) This contract, based on the Cooperation Agreement dated (28.05.86), has been amended in view of the changes in law in connection with the reform in the structure of the postal system.

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I.  BASIS OF THE COOPERATION

SECTION 1. CONSTRUCTION OF THE "..."

     (1) DBP Telekom constructs a radio reception station (___) with connected broad band cable amplifying stations ("___") in Osnabruck as well as a BDN in accordance with the provisions of Section II.

     (2) From UP 40, the Company will carry out the connection of customers (including property distribution stations which are provided by the customer or which the customer instructs to be provided) to the BDN either itself or through qualified specialised companies (eg the local craft men).

SECTION 2. OPERATION OF THE BDN

     (1) DBP Telekom will connect the BDN to its RRS and will carry out the technical operation of this station itself. In accordance with section 11 DBP Telekom exclusively instructs the Company to operate the station on the administrative and business side with regard to the marketing of their cable connection service. To this effect, the Company grants the cable connection to third parties on its own behalf and for its own accounts.

     (2) The Company carries out the collection of monies itself, including fees for DBP Telekom's part of operations.

     (3) Already existing contracts between customers and DBP Telekom remain unchanged with regard to performance, provided the customer does not take up the Company's offer and terminates the contractual relationship with DBP Telekom.

SECTION 3. USE OF THE BDN

     (1) The BDN is constructed and operated with the purpose to supply television- and sound- radio programmes.

     (2) The Company is entitled to realise sound and television reception for additional payments (Pay-TV/Pay per View) including the necessary narrow band requests/and acknowledgements. The same applies for other broad band retrieval services.

          Furthermore, the Company can also provide additional services, provided DBP Telekom is not already making preparations for the provision of such narrow band services and also provided that such narrow band services are not planned to be introduced by DBP Telekom within one year of an announcement made by the Company. In as far as the Company is then entitled to provide additional services, these have to be provided within one year after the announcement is made. In this respect the Company is in particular also obliged to fulfil the legal requirements

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          regarding competition with other suppliers of telecommunication services. A special agreement has to be entered into and has to be attached to this Agreement with regard to the details for the extension of use (Pay-TV/Pay per View, other broad band retrieval services, narrow band services, etc.) as well as fees payable to DBP Telekom.

     (3) Unless an agreement to the contrary has been entered, the Company will not be provided with the BDN for small band services (analog = 48 kHz and digital services = 144 kbit/s respectively) which are already realised in other DBP Telekom networks as DBP Telekom services or for which preparations are already under way to have them introduced Germany-wide and which are planned to be introduced within one year. Upon the Company's request, DBP Telekom will specify the individual services which are planned to be introduced Germany-wide by DBP Telekom within the respective next year.

II. PROVISIONS FOR CONSTRUCTION (SECTION 1)

SECTION 4. DBP TELEKOM'S AND THE COMPANY'S OBLIGATIONS

     (1) DBP Telekom will provide the overall planning of the network structure with regard to the construction of the BDN in Osnabruck. For all work to be carried out by the Company, it will hand over step by step extension plans for the construction of the BDN as well as all target dates for the individual construction phases. In addition to this, BDP Telekom will provide the Company at the earliest possible point in time with access to all information and documentation required for the acquisition, provided that this is permissible with a view to individual data protection.

     (2) The Company will register the connected customers with DBP Telekom. Upon the commencement of this Agreement, DBP Telekom will provide the Company with information about the number DBP Telekom's existing customers as well as details about SHDs already provided and switched within the areas already developed by DBP Telekom.

     (3) Within the areas/part sections already developed by DBP Telekom, DBP Telekom will use its best endeavours to provide and switch the required SHDs within an adequate period.

SECTION 5. NETWORK TECHNOLOGY

     (1) DBP Telekom will construct the BDN in co-axial cable technology in accordance with the existing regulations regarding the construction of broad band distribution installations and it will utilise its best technical and economic resources. It is possible that glass fibre will be used.

     (2) The Company is free to chose the coding system provided that there are no binding international regulations to the contrary, that the network compatibility is guaranteed.

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          and that no standard norms already exist. The costs for this are to be borne by the Company.

     (3) DBP Telekom undertakes to construct the BDN, to operate it on the technical side and to maintain it with the same expenditures and to the same standards that it uses with regard to BDN solely operated by itself on the administrative and business side.

SECTION 6. NET STRUCTURE

     (1) The BDN starts at the exit of the BK-amplifying station (BKAS) and finishes at the broad band connection point (UP 40).

     (2)  The BKAS is part of network level 2 but not, however, part of RRS.

     (3) The norm extension for the BDN is the "single cable system". With regard to improvements and in particular the extension of the BDN to, for example, a "two cable system" additional agreements have to be entered into.

SECTION 7. EXTENSION AREA

     (1) The BDN will be constructed by DBP Telekom in part sections within their technical and financial possibilities and in accordance with the provisions of section 4 and in accordance with the agreed deadlines/target dates under section 8 with a view to provide the complete supply for the local areas (part sections).

     (2) In principle it shall be possible that the Company and DBP Telekom agree to take up co-operation model A within the co-operation area of Osnabruck. If a third party would like to use model A for cabling and provided that neither DBP Telekom nor the Company are planning to cable this area themselves within the next three years, then DBP Telekom can contract this area for co-operation to a third party and thus take it out of the co-operation area of Osnabruck, even without the consent of the Company, provided, however, that a hearing was conducted with the Company.

SECTION 8. TARGET DATES

     (1) After this Agreement comes into effect, DBP Telekom will make the already completed installation/part installation available to the Company for administration and operation in accordance with section 2(1).

     (2) The target dates for the construction phases will be determined by DBP Telecom and will be given to the Company as firm dates.

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III. PROVISIONS FOR THE TECHNICAL OPERATION

SECTION 9. OBLIGATIONS

     (1) DBP Telekom operates the BDN and maintains in at a technically defectless condition. The BDN is serviced and maintained by DBP Telekom which will carry out all required operational repairs which are necessary in its opinion. The maintenance of encoders can be carried out by DBP Telekom for a fee.

     (2) DBP Telekom is prepared to feed all of the Company's radio programmes, which are offered in addition to the radio programmes provided under federal and state law, into the BDN, to the extent that it has the technical capacity to do so.

     (3) DBP Telekom will co-ordinate the channel loading within the BDN with the Company, as far as this is not restricted by third party instructions. This also applies to the use of a free channel for the Company's individual advertising.

IV.  PROVISIONS FOR THE COMMERCIAL OPERATION

SECTION 10. THE COMPANY'S OBLIGATIONS

     (1) The Company is obliged to supply all connected customers with due regard to their basic rights and in particular articles 3, 5 and 10 of the Basic Law (Grundgesetz) with services available through DBP Telekom's broad band distribution network which must be offered according to federal and state law.

     (2) The customers' fees and other contractual provisions in the specified extension area are determined by the Company on the basis of its economic planning in accordance with section 7 and the Company will publicly announce them in the appropriate way. Before providing the customers with binding offers it has to notify DBP Telekom in writing two months prior to the commencement to obtain their consent about the proposed contractual telecommunication clauses and fees in as far as they concern telecommunication services according to section 2 paragraph 1 of the BDN. In cases where customers wish to connect (within the scope of the connection possibilities and under the DBP Telekom tariff list for cable connections) only UP 40 (without network level 4 or its maintenance), the Company has to provide these services for fees calculated in accordance with the provisions of the DBP Telekom tariff list for cable connections adding value added tax. In deviation from the above, instead of offering the price of a contract for one household unit, the price of a contract for the first household unit can be offered to several household units. With regard to an object with several household units, this only applies to the first household unit. Furthermore, the Company must provide DBP Telekom initially until 01.04.93 with contractual details of its T-customers and moreover, it then has to submit them for any purposed charges for approval. If the Company does not, within [8] weeks of having made the notification, receive a declining reply from DBP Telekom, then DBP Telekom's approval deems to be granted.

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     (3)  The Company will try to endeavour that only those private terminals and optional features will be connected which are licensed and admitted by BMPT.

     (4) The Company will grant DBP Telekom, upon its request, the right to inspect its business records in order to allow the review of its obligations under clauses 1 and 2.

     (5) The Company has to set up its accounting system in such a way that the necessary data for the valuation of assets (compensation) according to
          Schedule 2) can be easily obtained.

SECTION 10A. COOPERATION WITH THE TELECOMMUNICATIONS AUTHORITY OF OSNABRUCK

     (1) The cooperation between the Company and the telecommunications authority of Osnabruck has to be laid down in a "Supplemental Agreement". This agreement must, in essence, contain the following:

          -- operational spheres between the Company and DBP Telekom,

          -- duty of information and rules for the regular coordination talks as well as

          -- exchange of data on extension, marketing and accounting.

     (2) The "Supplemental Agreement" has to be agreed on a local level (between the Company and the telecommunications authority of Osnabruck).

V.  FEE ADJUSTMENT

SECTION 11. SUBSCRIBER FEES

     (1) The Company will pay DBP Telekom a fee for the provision of the central technical installation according to section 1 paragraph 1, for the use of DBP Telekom's distribution network and for the use of its technical operations as well as for the introduction of additional radio programmes by DBP Telekom. These are payable from the date of the takeover of the BDN/part installation regardless of their actual use by customers.

     (2) Two different cases have to be taken into account for the calculation of fees under paragraph 1, depending on whether the customer wishes to be connected by the Company to UP 40 with (see paragraph 3) or without (see paragraph 4) network level 4.

     (3) In case the customer requires more from the Company than the lease of UP 40 ("the G-customer"), the following applies:

          The fees are exclusively payable as monthly fees and amount to DM14.54 uniformly for each connected household unit. Depending on the number of "G-customers" this amount varies according to the accompanying clause in Schedule I.

          On the calculation basis that the amount of DM14.54 shall apply for the whole term

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          of the agreement (as of 01.05.92) the payments are to be made as follows:

               [from 1992 to 1993]:     DM10.47 for each connected householder
                                        unit per month

               from 1994 to 1999:       DM14.54 for each connected household
                                        unit per month

               from 2000 to the expiry
               of the Agreement:        DM17.44 for each connected household
                                        unit per month.

          The above amounts will vary if DBP Telekom changes its fees for broad band cable connections (cable connection) and this adjustment shall be calculated in accordance with the relation between the former and the new bench mark number

          The benchmark figure shall mean the amount of fees under a valid contract with several household units payable for the first household unit and the corresponding one-off fee for the first household unit recalculated into a monthly amount (based on 20 years).

          (Example as at 01.07.91:
               DM12.90 + DM675 x 0.0981:12 = DM12.90 + DM5.52)

     (4) In case the customer only requires to be connected by the Company to UP 40 ("T-customer") then the fees payable by the Company to DBP Telekom are as follows for each connected household unit:

          --   one-time payment:
               78.91% of the one-off payment for the provision according to the DBP Telekom tariff list

          --   monthly recurrent payment:
               88.71% of the monthly payment according to the DBP Telekom tariff list.

     (5) In case of the connection of a household object with 40 household units or more the Company can, after having signed this Agreement, chose once and irrevocably for the newly to be connected objects whether for settlement of payments to DBP Telekom the fees shall be charged according to paragraph (4) ("T-customers") instead of being charged according to paragraph (3) ("G-customers").

          The payment free phase which has to be granted according to the DBP Telekom tariff list can be taken advantage of.

     (6) The amounts given in paragraphs 3 and 4 do at the time of the alteration of the contract not include value added tax as DBP Telekom is at that time not required to

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          pay value added tax for these services. The introduction of a duty to pay value added tax on such services will result in a recalculation and possible adjustment to DBP Telekom fees. DBP Telekom will then charge the respective value added tax for the appropriately adjusted fees under paragraph 3 and the automatically adjusted pro-rated fees under paragraph 4.

     (7) The monthly fees are payable for all connected household units, at least, however, regardless of their actual use by possible customers, as follows (on the basis of the entire co-operation area):

          --   3 years after start-up of the BDN:
               for 40% of the connectable household units

          --   6 years after start-up of the BDN:
               for 60% of the connectable household units

          --   9 years after start-up of the BDN:
               for 70% of the connectable household units.

          The household units directly connected by DBP Telecom also count in the minimum connection density.

          Switch-on data shall become the end of each quarter in which the individual part sections were completed and connected to the BDN and provided the Company -- in case the BDN was constructed by DBP Telekom -- was informed by DBP Telekom of the switch-on.

     (8) If the Company has not reached the minimum connection densities set out in paragraph 7, the amount of household units shy of respective minimum connection density are to be accounted according to the payment provisions under paragraph 3.

          If, despite using all endeavours, the Company does not reach the minimum connection density targets and if in the comparable broad band distribution networks which are constructed and operated by DBP Telekom the respective minimum connection density cannot be reach either, then, by using the escape clause an adjustment to the actually achieved connection density in comparable DBP Telecom networks shall be made. The comparable network shall be based on the average figures from the networks Bielefeld, Herne, Hildesheim, Kassel, Muhlheim and Oldenburg.

     (9) With regard to the payment of the fees the provisions of the Telekommunikations Regulations (TKV) and the standard terms and conditions (AGB) for cable connections in their respective valid form apply by analogy.

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VI. BREACH OF DUTY, LIABILITY

SECTION 12 BREACH OF DUTY BY DBP TELEKOM

     (1) If the target dates set in accordance with section 8 cannot be kept for reasons justifiable by DBP Telekom, then the Company can claim damages from DBP Telekom from the time of the completion of the installation/part installation. The same applies to other damages incurred by the Company due to reasons/causes justifiable DBP Telekom.

     (2) DBP Telekom's liability towards the Company results from occurrences which cause damage caused on DBP Telekom's transmission channels under the TKV. Moreover, DBP Telekom is liable for interruptions of technical operations until 30.09.92 under the TKV regulations and from 01.10.92 under the AGB (General Terms and Conditions) for cable connections; furthermore, DBP Telekom is only liable under the general rules if it or its employees have acted willfully or grossly negligent.

SECTION 13 BREACH OF DUTY BY THE COMPANY

     (1) If the dates agreed between the parties cannot be met due to reasons for which the Company is responsible, then DBP Telekom can claim damages from the Company. The same applies to other damages incurred by DBP Telekom due to reasons justifiable by the Company.

     (2) If other provisions regarding the professional operation (Section IV) cannot be met for reasons justifiable by the Company, the DBP Telekom, after having given notice setting a reasonable deadline, is allowed to perform the respective duties itself at the Company's cost.

     (3) In cases where DBP Telekom's liability to the Company is limited under the TKV regulations, the same limitation on liability shall apply with regard to the Company as for comparable cases in the relation between the Company and DBP Telekom; furthermore, the Company is only liable under common law if it or person employed by it in performing obligation have acted willfully grossly negligent.

SECTION 14 LIABILITY AGAINST THIRD PARTIES

          The Company has to release DBP Telekom from all claims for damages resulting out of reasons justifiable by the Company. The same is applicable for the benefit of the Company.

VII. LEGAL RELATIONSHIP WITH THIRD PARTIES

SECTION 15 ASSIGNMENT OF RIGHTS AND DUTIES

          The assignment of rights and duties under this agreement to third parties and the acceptance of duties under this agreement by third parties respectively requires the

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          consent of the respective other party to this agreement.

VIII. DURATION OF THE COOPERATION

SECTION 16. STATUTORY NOTICE OF TERMINATION

          The earliest point in time in which this agreement can be terminated is to the end of 2009. The notice of termination has to be given at least two years in writing and by recorded delivery. Thereafter, the agreement can be terminated always after two years at the latest on
          01.01 for 31.12. With regard to the compliance with the above dates for giving notice the date that matters shall be the date of posting and not the date of receipt.

SECTION 17. TERMINATION BEFORE THE AGREED DATE

          The agreement can be terminated prematurely before the agreed date for important reasons such as, for example, after repeated written notices regarding serious breaches of the agreement or if DBP Telekom, in the extension area which is the subject of this contract, alters the distribution of broad band services onto other medias (eg. glass fibre) and the period for giving such written notice by recorded delivery shall be 3 months. With regard to the compliance with the terms for giving notice is shall be date of posting that matters and not the date of receipt.

IX.  OBLIGATIONS AFTER THE EXPIRY OF THE COOPERATION

SECTION 18. TAKEOVER OF THE ADMINISTRATIVE AND PROFESSIONAL/BUSINESS OPERATION
            OF THE BDN BY DBP TELEKOM

     (1)  In case of a due termination of this agreement by DBP Telekom under section 16, DBP Telekom is obliged to take over from the Company the administrative and business operations for the BDN. In that case, it will take over the rights and obligations with regard to the administrative and business operation of the BDN under existing contracts between the Company and third parties and, in particular, with customers; furthermore with regard to the takeover of the administrative and business operation of the BDN it has to pay compensation in accordance with section 19, paragraph 1 of this agreement.

     (2)  In case of a due termination of this agreement by the Company under section 16, DBP Telekom may take over the administrative and business operations of the BDN from the Company. In case of such a takeover by DBP Telekom from the Company, the Company has to release DBP Telekom from all liabilities arising out of contracts between the Company and third parties, provided that DBP Telekom does not voluntarily enter into such contracts.

     (3)  In case of a termination of this agreement by DBP Telekom pursuant to section 17 before the agreed term due to a material cause justifiable by the Company, paragraph 2 applies

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          accordingly on the condition that upon DBP Telekom's takeover of the administrative and business operations of the BDN it has to pay compensation to the Company pursuant to section 19 paragraph 1 and that the Company releases DBP Telekom from all claims arising out of contracts between the Company and third parties, provided that DBP Telekom does not voluntarily enter into such contracts.

          If the Company terminates this agreement under section 17 before the agreed term and if the Company is not accused of any contract violation, paragraph 1 applies.

     (4)  In a case of termination of this agreement by the Company under section 17 before the agreed term due to as substantial cause/reason justifiable by DBP Telekom, paragraphs 1 and 2 apply accordingly. Furthermore, DBP Telekom has to pay compensation to the Company according to the provisions of section 19 paragraph 1.

     (5) If paragraph 1 applies, the Company will, after receiving notice of termination from DBP Telekom, only enter into contracts with obligations amounting to a total value of DM 10,000 with the consent/approval of the managing director appointed by DBP Telekom. Furthermore, the Company and DBP Telekom will cooperate to try that contracts in which DBP Telekom is not interested in taking over can be terminated before the expiry of this agreement.

SECTION 19. COMPENSATION UPON TAKEOVER OF THE ADMINISTRATIVE AND/OR BUSINESS
            OPERATIONS OF THE BDN BY DBP TELEKOM

     (1) If section 18 paragraphs 1, 3 and 4 apply the amount of the compensation by DBP Telekom is calculated pursuant to a revenue based method according to Schedule 2 based on the date of the termination of the agreement.

     (2) If DBP Telekom and the Company cannot agree within 3 months after termination of the agreement on the amount of the compensation, then an audit company shall be instructed who as arbitrators shall, in accordance with provisions of this agreement and its schedules, determine the amount of compensation. If within a further month DBP Telekom and the Company cannot agree on an auditor, then upon the request of one contractual party, an expert shall be nominated as auditor by the president of the relevant Chamber of Commerce. The amount determined in the expert's report will be the binding amount of compensation of the Company. The costs for the expert report will be prorated between the contractual parties.

     (3) The compensation is payable within 30 days after the amount has been either mutually agreed or was determined by the expert.

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X.   FINAL PROVISIONS

SECTION 20. SEVERABILITY CLAUSE

     (1) In the event that one or more provisions of this agreement or any provision that will in the future be included into this agreement shall be, or shall be deemed to be partly or wholly invalid or unenforceable or should they in future loose their validity or enforceability, then the validity of the other provisions of this agreement shall not be affected thereby. The same shall apply if it turns out that there is a legal gap in the agreement. Instead of any invalid or unenforceable provision or in order to rectify any legal gap such valid or enforceable provision shall apply which, in accordance with the law, shall commensurate closet with what the contractual parties had intended or would have intended if they would have considered the provision for later inclusion into the agreement. This also applies if the invalidity of a provision is based, for example, on a contractually required amount of services (time limit or target date); in such case, a legally admissible amount of service or time (time limit or target date) which comes closest to what the parties intended shall be deemed as agreed.

     (2) The contractual parties agree that an adjustment of the agreement pursuant to paragraph 1 has especially to be made if DBP Telekom in the agreed contractually extension areas transfers the distribution of broad band services to another medium. The same applies if after this agreement has come into effect any provisions and facts therein will be governed by a regulation and if the content of this regulation wholly or partly conflicts with the content of this agreement.

SECTION 21. ANCILLARY AGREEMENTS

     All changes and amendments to this agreement need to be in writing in order to be valid.

SECTION 22. SCHEDULES

     The Schedules

     (1)  Escalation clause regarding the uniform monthly payment and

     (2)  Compensation

          are part of this agreement

     [Bonn, 29.01.1993]

     for and on behalf of         KABELCOM Osnabruck
     DBP Telekom                       Gesellschaft fur Breitbandkabel-
                                  Kommunikation mbH & Co. KG

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[signature]
Jeromin                                 [signature]
                                Meyer

                                Chairman of the supervisory
                                board of KABELCOM Osnabruck
                                Gesellschaft fur Breitbandkabel-
                                Kommunikation mbH & Co KG

                                [signature]

                                Hille

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Clause [Geleitklausel] with regard to the uniform monthly payments determined pursuant to section 11 paragraph 4.

The amount specified in section 11 paragraph 4 of DM 14.54 is calculated on the basis that 30% of the total number of customers looked after by the Company are "G-customers".

If, at the end of any year (end of 1994 at the earliest) it is ascertained that the actually achieved number of "G-customers" strongly deviates from the above, the following table shall apply with regard to the uniform monthly repayment:

percentage         30%        >30%       >40%       >50%       >60%
of "G-                              <40%       <50%       <60%
customer"
per month          13.95        14.54        15.12      15.12      15.12

The percentage of "G-customers" shall mean the proportion of connected "G-customers" (WE) from 01.01.96 to the total number of connected WEs from 01.01.96.

An adjustment to the uniform monthly payment is always made for the following year and will only be implemented if there is a change according to the above table.

This clause applies accordingly to the established levels of uniform monthly payment under section 11 paragraph 4 as well as to uniform monthly payments altered due to a benchmark adjustment.

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COMPENSATION

1. In order to determine the amount of compensation payable to the Company the revenue based method shall be applied.

2. The amount of compensation equals the cash value of future surplus of income over expenditure. When estimating the expenditures, any expenses not resulting in a cash expenditure such as depreciations/allowances and reinvestment accruals shall not be taken into consideration; equally, income and expenditures which originate from the Company's further operation of network level 4 shall also not be taken into account.

     The cash/current values are to be calculated with a cash neutral interest rate and at the price level on the effective valuation date. For simplification the neutral interest rate shall be determined by deducting from the capital market interest rate (yield outstanding on fixed interest-bearing bonds) on the effective valuation date the overall rate of inflation according to the Federal medium-term fiscal planning. The accordingly determined interest rate is to be increased by 50% to take into consideration the general business risk.

     Surplus on income from additional use of the BDN by the Company which is governed by a special agreement pursuant to section 3, will in accordance with this agreement be compensated for separately.

3.   The revenue value will be determined as time-based rent.

     (a) In case of a due termination by DBP Telekom it will be based on a period of 17 years (agreed medium operating life of a BDN) less the term of the cooperation agreement. This does, however, not apply if the duration of the agreement is longer than the medium operating life of the BDN (17 years)*. In case of a due termination by the Company, no compensation will be paid.

     (b) If the Company terminates prior to the agreed term due to a breach of agreement by DBP Telekom, then the basis for calculation shall be the medium term of the transferred subscriber contracts for, at the longest, up to the agreed medium term of use.

     (c) If DBP Telekom terminates prior to the agreed term due to a breach of agreement by the Company, no compensation shall be paid

     (d) In case the cooperation agreement is terminated prior to the agreed term by DBP Telekom without any breach of agreement by the Company than (b) above shall apply. If any depreciation in value is suffered with regard to the administrative and business operation of existing installations (e.g. studio, central or subscriber installations) this has to be compensated for.

- ----------

     analogously applicable since the alteration of the agreement dated
     01.09.89

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     4.   Beyond the period of time set out as the respective basis in points
          3(a) to (d), all of the Company's future expenditures for borrowed long-term financing shall be used for determining the income surplus.

     5. When determining the compensation, the publication HFA 2/1983 of the "Institut fur Wirschaftsprufer in Deutschland e.V." (German Institute of Auditors) called "Grundsatze zur Durchfuhrung von
          Unternehmensbewertungen" shall be applied.

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